Exhibit 12
                                    ----------

The  undersigned  hereby  consent  to  the  foregoing Schedule 13D to which this exhibit is attached and hereby consent to the filing of such statement jointly with each other and Charles C. Seven, an individual.

After reasonable inquiry and to the best of such persons knowledge and belief, the undersigned hereby certify that the information set forth in the attached
Schedule  13D  is  true,  complete  and  correct.

FLAX-FLEX FABRICATORS, LTD.,
a Gibraltar company


By: /s/ Dennis Klarin
   --------------------------
   Dennis Klarin, Director


/s/ Dennis Klarin
----------------------------
DENNIS KLARIN, an individual


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